UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2023
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 8.01.	Other Events.
On January 3, 2023, OPKO Health, Inc. (“OPKO” or the “Company”) provided notice to holders of the 3.00% Convertible Senior Notes due 2033 (the “Notes”) of their repurchase right pursuant to the terms of Section 3.3(c) of the Indenture, dated January 30, 2013, between OPKO and Wells Fargo Bank, National Association (the “Notice”), as filed with the Securities and Exchange Commission on February 5, 2013 on the Company’s Current Report on Form 8-K. Each holder of Notes can require that OPKO purchase for cash, all or a portion of such holder’s Notes, for 100% of the principal amount of the Notes being tendered for repurchase, plus accrued and unpaid interest thereon. As of today’s date, approximately $3.0 million aggregate principal amount of the Notes remain outstanding. Pursuant to the Notice, the last date on which a holder may exercise their repurchase right is January 31, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: January 3, 2023	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer